Exhibit 99.2
Fourth Quarter 2024 Investor Presentation March 4, 2025

2 Cautionary Statements Forward Looking Statements Certain statements and information in this presentation (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “affirm,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “aim,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: (i) risks relating to our business and industry, such as a deterioration in general economic conditions, including due to inflationary conditions, resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our failure to retain our existing key customers or identify and attract new customers; the highly competitive, saturated and consolidated nature of our marketplace; our inability to develop, introduce and commercialize new products and services, including due to our inability to undertake research and development activities; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner or at all; system security risks, data protection breaches and cyber-attacks; the usage, or lack thereof, of artificial intelligence technologies; disruptions, delays or other failures in our supply chain, including as a result of inflationary pressures, single-source suppliers, failure or inability of suppliers to comply with our code of conduct or contractual requirements, trade restrictions, tariffs, foreign conflicts or political unrest in countries in which our suppliers operate, and our inability to pass related costs on to our customers or difficulty meeting customers’ delivery expectations due to extended lead times; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; defects in our software and computing systems; disruptions in production at one or more of our facilities due to weather conditions, climate change, political instability, or social unrest; problems in production quality, materials and process and costs relating to product defects and any related product liability and/or warranty claims and damage to our reputation; our inability to recruit, retain and develop qualified personnel, including key personnel, and implement effective succession processes; our substantial indebtedness, including the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our inability to make debt service payments or refinance such indebtedness; our inability to successfully execute on acquisitions or divestitures or strategic relationships; our status as an accelerated filer and complying with the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting and risks relating to investor confidence in our financial reporting; environmental, social and governance (“ESG”) preferences and demands of various stakeholders and the related impact on our ability to access capital, produce our products in conformity with stakeholder preferences, comply with stakeholder demands and comply with any related legal or regulatory requirements or restrictions; negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; damage to our reputation or brand image; the effects of climate change on our business; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our inability to renew licenses with key technology licensors; our limited ability to raise capital, which may lead to delays in innovation or the abandonment of our strategic initiatives; costs and impacts related to additional tax collection efforts by states, unclaimed property laws, or future increases in U.S. federal or state income taxes, resulting in additional expenses which we may be unable to pass along to our customers; our inability to realize the full value of our long-lived assets; costs and potential liabilities associated with compliance or failure to comply with laws and regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; the effects of trade restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects ongoing foreign conflicts on the global economy; adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; (ii) risks relating to ownership of our common stock, such as those associated with concentrated ownership of our stock by our significant stockholders and potential conflicts of interests with other stockholders; the impact of concentrated ownership of our common stock and the sale or perceived sale of a substantial amount of common stock on the trading volume and market price of our common stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of or were nominated by our significant stockholders; the influence of securities analysts over the trading market for and price of our common stock, particularly due to the lack of substantial research coverage of our common stock; the impact of stockholder activism or securities litigation on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our significant stockholders to change the composition of our board of directors; and (iii) general risks, such as relating to our ability to comply with a wide variety of complex evolving laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings and the adequacy of our insurance policies; and other risks that are described in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”). We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in the appendix to this presentation.

CPI Confidential and Proprietary | Not for distribution 3 Agenda Overview and Strategy Q4 Financial Review 2025 Outlook Summary 1 2 3 4

Overview 4 Strong progress in 2024  Strategies refined and advanced o Enhanced focus on adjacent market expansion o Investment in the business for long-term growth  Returned to growth; strong performance in second half of year  Prepaid surpassed $100 million net sales for full year Capital structure strengthened and capital allocation priorities advanced in 2024  Debt refinancing extended maturities to 2029  Repurchase of common stock  Secondary offering reduced significant stockholder group ownership 2025 full-year outlook provided  Mid-to-high single-digit increase in net sales and Adjusted EBITDA¹ Long-term growth trends remain intact  U.S. card issuance trends remain healthy  CPI focus on gaining share and expanding into adjacent markets 1) Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. We have provided non-GAAP Adjusted EBITDA expectations for 2025 because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Strategy Review 5 The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo, LLC. Strategic Pillars  Customer focus  Quality and efficiency  Innovation and diversification  People and culture Innovation and Diversification: Expand Addressable Markets  Leverage technology connections and relationships within the U.S. payments eco-system to offer additional payment solutions, including digital solutions, for existing base of thousands of SME financial institution customers  Provide existing solutions to new customer verticals Vision: To be the most trusted partner for innovative payments technology.

2024 Q4 Financial Review CPI Confidential and Proprietary | Not for distribution 6

Q4 Highlights 7 Strong Q4 sales growth in Prepaid, debit and credit cards, personalization services; strong increase in full-year cash flow  Q4 net sales increased 22% to $125.1 million  Gross margin decreased from 34.4% to 34.1%  Net income increased 148% to $6.8 million due to sales growth and CEO retention costs in prior year period; net income margin increased from 2.7% to 5.4%  Adjusted EBITDA¹ increased 10% to $21.9 million; Adjusted EBITDA margin¹ decreased from 19.3% to 17.5%  Cash provided by operating activities of $43.3 million in 2024 increased from $34.0 million in the prior year  Free Cash Flow¹ generation of $34.1 million in 2024 increased from $27.6 million in the prior year 1) Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo, LLC.

Fourth Quarter Financial Highlights 8 1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. • Net sales increase driven primarily by strong growth from Prepaid, contactless debit and credit cards, and personalization services • Gross margin decrease driven by product mix, partially offset by operating leverage from sales growth • SG&A increase driven by employee performance-based incentive and other compensation expenses, partially offset by prior CEO retention agreement costs in the prior year period • Net income increase driven by sales growth, a lower effective tax rate, and the impact of the CEO retention expense in the prior year period • Adjusted EBITDA1 increase driven by net sales growth, partially offset by higher SG&A expenses Commentary (in millions, except per share data) Q4 24 Q4 23 % Change Net Sales $ 125.1 $ 102.9 22% Gross Profit $ 42.6 $ 35.4 20% % Margin 34.1% 34.4% SG&A (including D&A) $ 26.7 $ 24.9 7% Net Income $ 6.8 $ 2.7 148% Net Income as a % of sales 5.4% 2.7% Diluted EPS $ 0.57 $ 0.23 145% Adjusted EBITDA1 $ 21.9 $ 19.9 10% % Margin 1 17.5% 19.3%

Full Year Financial Highlights 9 • Net Sales increase driven by increased Prepaid, personalization services, and contactless card sales, led by eco-focused cards • Gross Profit increase driven by sales growth • SG&A increase driven by higher compensation-related expenses, including employee performance-based incentive compensation • Net Income decrease driven by $8.8 million of pre-tax debt refinancing costs and increased SG&A, partially offset by sales growth, gross margin expansion and a lower effective tax rate • Adjusted EBITDA1 increase driven by sales growth and gross margin expansion, partially offset by higher SG&A expenses Commentary 1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. (in millions, except per share data) 2024 2023 % Change Net Sales $ 480.6 $ 444.5 8% Gross Profit $ 171.2 $ 155.5 10% % Margin 35.6% 35.0% SG&A (including D&A) $ 108.4 $ 93.9 15% Net Income $ 19.5 $ 24.0 -19% Net Income as a % of sales 4.1% 5.4% Diluted EPS $ 1.64 $ 2.01 -18% Adjusted EBITDA1 $ 91.9 $ 89.5 3% % Margin 1 19.1% 20.1%

Financial Highlights - Segments Debit and Credit Q4 Net Sales & Operating Income Full Year Net Sales & Operating Income Q4 Net Sales & Operating Income Full Year Net Sales & Operating Income Prepaid Debit ($ in millions) 24.0% 29.8% Net Sales Operating Income & Margin 26.8% 28.2% 37.0% 27.7% 31.4% 34.0% Operating Income & Margin Net Sales Net Sales Operating Income & Margin Operating Income & Margin $20.4 $19.2 $39.8 $38.7 34.0% 29.7% $15.9 $22.1 24.3% 23.4% Net Sales $94.2 $93.2 $93.2 $94.2 26.9% 26.9% 2023 2024 $82.1 $91.9 2023 2024 23.2% 19.2% $19.0 $17.7 $361.1 $375.3 2023 2024 2023 2024 26.3% 24.7% $94.9 $92.9 2023 2024 $21.0 $33.4 2023 2024 33.4% 43.3% $14.4 $7.0 2023 2024 $84.2 $106.5 2023 2024 29.6% 34.9% $24.9 $37.2 10

Balance Sheet, Liquidity, Net Leverage and Cash Flow 11 $ in millions Our capital structure and allocation strategies are focused on: 1. Investing in the business, including strategic acquisitions 2. De-leveraging the balance sheet 3. Returning funds to stockholders 2024 Highlights:  Repurchased ~$9 million of shares of common stock in the open market and through stock purchase agreements with significant stockholder group  Refinanced debt; issued $285 million of new 10% Senior Notes due 2029; redeemed $268 million of 8.625% Senior Notes due 2026; entered into new $75 million ABL revolving credit facility  Secondary offering of 1.4 million shares  Net Leverage Ratio¹ of 3.0x at Dec. 31, 2024 1) “Available Liquidity” is cash plus borrowing available on our ABL Revolver. “Net Leverage Ratio” is a Supplemental Financial Measure, see “Supplemental Financial Measures” at the end of this document for more information. “Total Debt” includes finance leases. 2) Adjusted EBITDA (LTM) and Free Cash Flow are not measurements of financial performance prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial measures. Balance Sheet, Liquidity and Net Leverage Ratio Dec. 31, 2024 Dec. 31, 2023 Cash on hand $ 33.5 $ 12.4 Available Liquidity1 $ 106 $ 87 Total Debt1 $ 307.8 $ 286.0 Adjusted EBITDA (LTM)2 $ 91.9 $ 89.5 Net Leverage Ratio1 3.0x 3.1x Cash Flow 2024 2023 Cash provided by operating activities $ 43.3 $ 34.0 Capital Expenditures $ (9.3) $ (6.4) Free Cash Flow2 $ 34.1 $ 27.6

Visa and Mastercard U.S. Cards in Circulation 12 Cards in circulation have grown at a 9% CAGR over the last three years to 2.2 billion, up from 1.7 billion Cards in Millions Sources: Visa and Mastercard Quarterly Operational Performance Data 1,063 1,078 1,113 1,127 1,155 1,206 1,221 1,253 1,269 1,298 1,325 1,347 1,366 616 636 645 656 674 679 693 725 739 753 763 766 1,679 792 1,714 1,758 1,783 1,829 1,885 1,914 1,978 2,008 2,051 2,088 2,113 2,158 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Debit Credit

2025 Outlook 13 Outlook for 2025 projects good growth Full-year outlook 2025  Mid-to-high single-digit increase in net sales  Mid-to-high single-digit increase in Adjusted EBITDA¹ o Investing for future growth  Free Cash Flow¹ slightly below the 2024 level  Net Leverage Ratio2 below the 2024 year-end level of 3.0x Long-term growth trends remain intact  Growth in U.S. cards in circulation  Recurring nature of business  Trends toward adoption of higher-priced contactless cards and eco-focused cards 1) Adjusted EBITDA and Free Cash Flow are not measurements of financial performance prepared in accordance with GAAP. We have provided non-GAAP Adjusted EBITDA expectations for 2025 because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant. 2) “Net Leverage Ratio” is a Supplemental Financial Measure, see “Supplemental Financial Measures” at the end of this document for more information.

Summary 14 Good year in 2024  Outstanding Prepaid performance  Return to growth for Debit and Credit  Strong Free Cash Flow  Significant capital structure actions Outlook for 2025 projects good growth  Also reflects increased investments to drive long-term growth Long-term secular trends remain intact  CPI well positioned with innovative and high-quality solutions and strong customer focus Strategic focus on building from current foundation and expanding into adjacencies

Contact (877) 369-9016 investorrelations@cpicardgroup.com www.cpicardgroup.com 15

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges, including executive retention and severance; costs related to production facility modernization efforts; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lender under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes.

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
Reconciliation of net income to EBITDA and Adjusted EBITDA:		*($ in millions)*		
Net income	$ 6.8	$ 2.7	$ 19.5	$ 24.0
Interest, net [(1)]	7.7	6.7	34.1	26.9
Income tax expense	1.5	1.2	5.5	10.5
Depreciation and amortization	4.2	4.1	16.4	15.9
EBITDA	$ 20.1	$ 14.6	$ 75.5	$ 77.3
Adjustments to EBITDA:				
Stock-based compensation expense	$ 1.6	$ 3.1	$ 8.5	$ 7.5
Restructuring and other charges [(2)]	0.2	2.3	4.8	4.5
Loss on debt extinguishment [(3)]	—	—	3.0	0.2
Sales tax benefit [(4)]	—	(0.1)	—	(0.1)
Foreign currency gain	—	(0.0)	—	(0.0)
Subtotal of adjustments to EBITDA	$ 1.8	$ 5.2	$ 16.3	$ 12.2
Adjusted EBITDA	$ 21.9	$ 19.9	$ 91.9	$ 89.5
Net income margin (% of Net sales)	5.4%	2.7%	4.1%	5.4%
Net income growth (% Change 2024 vs. 2023)	147.9%		(18.6)%	
Adjusted EBITDA margin (% of Net sales)	17.5%	19.3%	19.1%	20.1%
Adjusted EBITDA growth (% Change 2024 vs. 2023)	10.2%		2.7%	

(1) The balance for the year ended December 31, 2024 includes payment of an early redemption premium of $5.8 million related to the redemption of the 8.625% Senior Secured Notes due 2026.
(2) Represents executive retention and severance costs, as well as costs related to production facility modernization efforts. The balance for the year ended December 31, 2024 includes expenses paid by the Company on behalf of the significant stockholders that entered into an underwriting agreement for the sale of an aggregate of 1,380,000 shares of CPI common stock to the public.
(3) In July 2024, the Company redeemed the entire principal balance of $267.9 million of the 8.625% Senior Secured Notes due 2026 and also repaid in full and terminated a prior Credit Agreement with Wells Fargo Bank, N.A. entered into in March 2021, and expensed the remaining unamortized deferred financing costs. Additionally, the Company redeemed a portion of the 8.625% Senior Secured Notes due 2026 in 2023 and expensed the associated portion of the unamortized deferred financing costs.
(4) Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.

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Reconciliations of Non-GAAP Financial Measures 17 LTM Adjusted EBITDA We define LTM Adjusted EBITDA as adjusted EBITDA (defined previously) for the last twelve months. The LTM Adjusted EBITDA herein reflects Adjusted EBITDA for the years ended December 31, 2024 and 2023. Free Cash Flow We define Free Cash Flow as cash flow from operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to make principal payments on outstanding debt and financing lease liabilities. (1) The balance for the year ended December 31, 2024 includes payment of an early redemption premium of $5.8 million related to the redemption of the 8.625% Senior Secured Notes due 2026. (2) Represents executive retention and severance costs, as well as costs related to production facility modernization efforts. The balance for the year ended December 31, 2024 includes expenses paid by the Company on behalf of the significant stockholders that entered into an underwriting agreement for the sale of an aggregate of 1,380,000 shares of CPI common stock to the public. (3) In July 2024, the Company redeemed the entire principal balance of $267.9 million of the 8.625% Senior Secured Notes due 2026 and also repaid in full and terminated a prior Credit Agreement with Wells Fargo Bank, N.A. entered into in March 2021, and expensed the remaining unamortized deferred financing costs. Additionally, the Company redeemed a portion of the 8.625% Senior Secured Notes due 2026 in 2023 and expensed the associated portion of the unamortized deferred financing costs. (4) Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. Reconciliation of net income to LTM EBITDA and Adjusted EBITDA: Net income $ $ 19.5 24.0 Interest, net (1) 34.1 26.9 Income tax expense 5.5 10.5 Depreciation and amortization 16.4 15.9 EBITDA $ $ 75.5 77.3 Adjustments to EBITDA: Stock-based compensation expense $ $ 8.5 7.5 Restructuring and other charges (2) 4.8 4.5 Loss on debt extinguishment (3) 3.0 0.2 Sales tax benefit (4) — (0.1) Foreign currency gain — (0.0) Subtotal of adjustments to EBITDA $ $ 16.3 12.2 LTM Adjusted EBITDA $ $ 91.9 89.5 2024 2023 ($ in millions) Year Ended December 31, Reconciliation of cash provided by operating activities - (GAAP) to Free Cash Flow: Cash provided by operating activities $ 26.7 $ 11.8 $ 43.3 $ 34.0 Capital expenditures for plant, equipment and leasehold improvements, net (5.1) (0.3) (9.3) (6.4) Free Cash Flow $ 21.6 $ 11.4 $ 34.1 $ 27.6 ($ in millions) Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023

Supplemental Financial Measures 18 Net Leverage Ratio Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash divided by LTM Adjusted EBITDA, or “Net Leverage Ratio,” as a measure of our financial strength when making key investment decisions and evaluating us against peers. The LTM Adjusted EBITDA herein reflects Adjusted EBITDA for the years ended December 31, 2024 and 2023. Calculation of Net Leverage Ratio: 2029 Senior Notes $ $ 285.0 — 2026 Senior Notes — 267.9 Finance lease obligations 22.8 18.1 Total debt 307.8 286.0 Less: Cash and cash equivalents (33.5) (12.4) Total net debt (a) $ $ 274.3 273.6 LTM Adjusted EBITDA (b) $ $ 91.9 89.5 Net Leverage Ratio (a)/(b) 3.0 3.1 As of December 31, 2024 2023 ($ in millions)